EXHIBIT 3.2

                          AMENDED AND RESTATED BYLAWS

                                      OF

                           APPROVED FINANCIAL CORP.

                         (effective December 1, 2000)

                                   SECTION I

                                Business Office

     The business office of the Corporation in the Commonwealth of Virginia shall be located at Virginia Beach, VA.


                                  SECTION II

                                     Seal

     The Corporation shall have a Corporate Seal which shall be circular in form and shall have inscribed thereon the name of the Corporation, the year "1952", and the words "Corporate Seal, Virginia". Said seal may be used by causing it or a facsimile thereof to be impressed, affixed or reproduced.


                                  SECTION III

                            Meeting of Shareholders

     1.   Annual Meetings. The Annual Meeting of the shareholders for the
          ---------------
election of Directors and for the transaction of such other business as may properly come before the meeting shall be held at such place (within or without the Commonwealth of Virginia), date and hour as shall be designated in the notice thereof.

     2.   Special Meetings. Special meetings of the shareholders for any purpose
          ----------------
or purposes may be called at any time by the President in his discretion, and shall be called by the President or Secretary either (a) at the request in writing or by vote of a majority of all the Directors, or (b) at the request in writing of shareholders of record owning at least Twenty-five percentum (25%) of all the shares of capital stock of the Corporation outstanding and entitled to be voted at the time of the request. Such request or vote shall state the purpose or purposes of the proposed meeting.

     3.   Place of Meeting. All meetings of shareholders shall be held at the
          ----------------
business office of the Corporation in the City of Virginia Beach, Virginia, or at such other place or places within or without the Commonwealth of Virginia as the Board of Directors may designate for any annual meeting, or as the Board of Directors or the President may designate for any special meeting. Any meeting of the shareholders, after being convened at the designated time and place, may by majority vote be adjourned to a more convenient place within or without the Commonwealth of Virginia.

     4.   Notice of Meetings.
          ------------------

               (a) Written notice of every meeting of shareholders, annual or special, stating the time, place and purpose or purposes thereof, shall be given by the Secretary to each shareholder of record entitled to vote thereat, by mailing a copy thereof to said shareholder at his address as it appears on the books of the Corporation at least ten (10) days and not more than fifty (50) days in advance of said meeting.

               (b) No change of the time or place of a meeting for the election of Directors as fixed by these Bylaws shall be made within sixty (60) days preceding the day on which such election is to be held. In the event of any change in such time or place for such election of Directors, notice thereof as aforesaid shall be given to each shareholder at least twenty (20) days before the election is held.

               (c) To the extent permitted by Virginia law, attendance at a meeting of shareholders except to protect the failure to receive notice shall be deemed a waiver of these notice requirements by the shareholder.

     5.   Quorum. At any meeting of shareholders, the holders of a majority of
          ------
the stock outstanding and entitled to be voted thereat, present in person or represented by proxy, shall be requisite and shall constitute a quorum for the transaction of business, except as otherwise provided by law, or by the Certificate of Incorporation. In the absence of a quorum, the shareholders present in person or by proxy and entitled to vote thereat may adjourn the meeting from time to time, without further notice other than announcement at the meeting, until a quorum shall be secured, whereupon any business may be transacted which might have been transacted at the meeting as originally notified or fixed. At any meeting of shareholders for the election of Directors, the election shall be made by such of the shareholders as shall attend for that purpose, either in person or by proxy.

     6.   Voting. At every meeting of shareholders, each shareholder entitled to
          ------
vote thereat shall have one vote for each full share of stock having voting power registered in his name on the books of the Corporation on the record date of said meeting. Except as otherwise provided by law, all questions before any meeting of shareholders shall be decided by vote of the holders of a majority of the shares present or represented thereat and entitled to vote. Voting for Directors shall be by ballot, and voting on any other matter may be by ballot or voice vote.

     7.   Record Date. The Board of Directors may close the transfer books of
          -----------
the Corporation or fix a record date for the determination of shareholders entitled to vote at any annual or special meeting, as provided in Section XII of these Bylaws. Except where the transfer books shall have been so closed or a record date for voting shareholders shall have been so fixed, no share of stock shall be voted on at any election for Directors which shall have been transferred on the books of the Corporation within twenty (20) days next preceding such election. In the absence of designation of a record date, the record date shall be the twentieth (20th) day before an annual meeting, or the tenth (10th) day before any special meeting. Only shareholders of record on the record date designated by the Board of Directors, or by these Bylaws in the absence of such designation, shall be entitled to notice of, and to vote at, any meeting or adjournment thereof, notwithstanding the transfer of any stock on the books of the Corporation after such record date.

     8.   Proxies. All proxies must be in writing, signed by the shareholder,
          -------
and in order to be effective, must be filed with the Secretary no later than the opening of the meeting. Proxies used at a meeting shall be attached as exhibits to the minutes of the meeting, or referred to therein and preserved in the files of the Corporation. All proxies used in the election of Directors shall be valid for a period of not exceeding one (1) year from the election for which they were signed and in which they were authorized to be voted.

     9.   Shareholder List. At least ten (10) days before every election of
          ----------------
Directors, the Secretary shall prepare and make a complete list of shareholders entitled to vote at said election, arranged in alphabetical order (with the residence of each and the number of voting shares held by each). Such list shall be open for said ten (10) days to the examination of any Shareholder at the place where said election is to be held, and shall be produced at the time and place of election and kept open during the whole time thereof for the inspection of any shareholder who may be present. The original or duplicate stock ledger of the Corporation shall be the only evidence as to the shareholders entitled to examine such list.

     10.  Waiver of Meeting. Whenever the vote of shareholders at a meeting
          -----------------
thereof is required or permitted to be taken in connection with any corporate action by any provisions of the statutes or of the Certificate of Incorporation or of these Bylaws, the meeting and vote of shareholders may be dispensed with, if all the shareholders who would have been entitled to vote upon the action if such meeting were held, shall consent in writing to such corporate action being taken.

                                  SECTION IV

                                   Directors

     1.   Number. The number of Directors which shall constitute the whole Board
          ------
shall be not less than five (5) and not more than fifteen (15), as shall be fixed for the ensuing year by the shareholders at the annual election. The directors shall be elected at the annual meeting of the shareholders, except as provided in paragraph 4 of this Section.

     2.   Term of Office. Each Director elected by the shareholders at any
          --------------
annual meeting shall hold office for one (1) year and until his successor is duly elected and qualified, unless sooner removed pursuant to paragraph 3 of this Section.

     3.   Removal of Directors. A Director may be removed at any time, with or
          --------------------
without cause, at a special meeting of shareholders called for that purpose, by a vote of a majority of the shares of stock represented and entitled to be voted at such meeting. At any such meeting, a successor to such Director may be elected for his unexpired term.

     4.   Vacancies. In the event of any vacancy caused by death, resignation,
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retirement, disqualification or removal from office of a Director, or by failure of the shareholders to elect a successor to a Director who has been removed, or otherwise, the Board of Directors may fill such vacancy by vote of a majority of all the Directors then in office, though less than a quorum. Directors so elected shall serve for the unexpired term of their predecessors, and until their successor is duly elected and qualified, unless sooner displaced.

     5.   Powers. The Board of Directors shall have and may exercise all powers
          ------
of the Corporation, including the power to do all lawful acts and things in behalf of the Corporation which are not by statute or by the Certificate of Incorporation or by these Bylaws required to be exercised or done by the shareholders. Without limiting the generality of the foregoing, the Board of Directors shall have the powers:

          (a) To purchase or otherwise acquire for the Corporation any property, rights or privileges, which the Corporation has the power to take, at such prices and upon such terms as the Board of Directors may deem proper;

          (b) To pay for such property, rights or privileges in whole or in part with money, services, stocks, bonds, debentures, or other securities of the Corporation, or by the delivery of other property of the Corporation;

          (c) To create, make, and issue mortgages, bonds, deeds of trust, trust agreements, and negotiable or transferable instruments and securities, secured by mortgages or otherwise, and to do every act and thing necessary to effectuate the same;

          (d) To appoint agents, clerks, assistants, employees and trustees, and to dismiss them at the discretion of the Board; to fix their duties, functions and emoluments, and to change them from time to time; and to require security as it may deem proper;

          (e) To confer upon the President or any other Officer of the Corporation the power of selecting, discharging or suspending agents, clerks, assistants and employees;

          (f) To determine by whom and in what manner the Corporation's bills, notes, checks, acceptances, endorsements, receipts, releases, contracts, or other documents shall be signed; and to authorized the execution of any such documents; and

          (g) To exercise any and all other powers conferred upon them by law, by the Certificate of Incorporation or by these Bylaws, subject to the terms and conditions thereof.

     6.   Chairman of the Board. The Chairman of the Board shall be selected
          ---------------------
from the Board of Directors and shall preside at all meetings of the shareholders and of the Board of Directors. In the absence or disability of the Chairman of the Board and Vice Chairman of the Board, the Board of Directors shall designate one of its members to preside at all such meetings.

     7.   Vice Chairman of the Board. A Vice Chairman of the Board may also be
          --------------------------
selected from the Board of Directors. The Vice Chairman of the Board shall preside at all meeting of shareholders and of the Board of Directors during the absence or disability of the Chairman of the Board and shall perform such other functions and duties as may be prescribed by the Board of Directors.


                                   SECTION V

                             Meetings of Directors

     1.   Regular Meetings. As soon as practicable after each annual election of
          ----------------
Directors at a meeting of shareholders, the newly elected Directors shall meet for the purpose of organization and the transaction of other business. At the organizational meeting, the Board of Directors shall designated the date or dates on which regular meetings of the Board of Directors shall be held for the ensuing year and until the next regularly scheduled meeting of shareholders. Any action required or permitted to be taken by the Board of Directors may be taken without a meeting, if all members of the Board shall individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the Board, and such action by written consent shall have the same force and effect as a unanimous vote of such Directors. The Board of Directors may, by resolution, or by written waiver of all the Directors, fix some other time for any meeting in lieu of the date specified at the organizational meeting.

     2.   Special Meetings. Special meetings of the Board of Directors may be
          ----------------
called by the President upon written notice of not less than four (4) days, or telegraphic notice of not less than two (2) days, to all the Directors, fixing the time and place thereof; and a special meeting shall be called by the President or the Secretary in like manner upon the written request of two (2) or more Directors.

     3.   Place of Meeting. All meetings of the Board of Directors shall be held
          ----------------
at the office of the Corporation in Virginia Beach, Virginia, or at such other place or places within or without the State of Virginia, as the Board of Directors may designate, or as the President or the Secretary may designate in the case of meetings called pursuant to paragraph 2 of this Section.

     4.   Quorum. At all meetings of the Board of Directors, a majority of the
          ------
Directors then in office shall constitute a quorum for the transaction of business, but a smaller number may adjourn from time to time without further notice other than announcement at the meeting, until a quorum is secured. The act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may otherwise be provided by law, by the Certificate of Incorporation, or these Bylaws.

     5.   Notice. To the extent permitted by Virginia law attendance at a
          ------
meeting of directors except to protest the failure to receive notice shall be deemed to be a waiver of these notice requirements by the director.

     6.   Telephonic Meetings. Directors may participate in any meeting of the
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Board by means of a conference telephone or similar communications equipment whereby all persons participating can hear each other. Participation in any meeting in this manner shall constitute presence by the person at such meeting.


                                  SECTION VI

                                  Committees

     1.   Executive Committee.
          -------------------

               (a) There may be an Executive Committee consisting of the Chairman of the Board, Chief Executive Officer and one or more additional Directors as may be elected by vote of a majority of the entire Board of Directors.

               (b) The Executive Committee shall exercise all powers of the Board of Directors when the Board is not in session in all cases in which specified directions shall not have been given by the Board of Directors, including the power to authorize the Corporate Seal to be affixed to all papers which may require it; but the Committee shall not have the power to make, alter, amend or repeal the Bylaws, nor to fill any vacancies on the Board of Directors or the Committee. Vacancies in the membership of the Executive Committee shall be filled by the Board of Directors. The Executive Committee shall advise with and aid the Officers of the Corporation in all matters concerning its interests and the management of its business, and shall perform such duties and exercise such powers as may be directed or delegated by the Board of Directors from time to time. The Executive Committee may appoint one or more Assistant Secretaries, Assistant Treasurers, and such other subordinate Officers as it may deem appropriate, and all such appointments shall be reported to the Board of Directors for ratification.

               (c) On all matters relating to the purchase or sale by the Corporation of stocks, bonds or other securities, the Executive Committee shall act by unanimous consent of all its members expressed by vote at a meeting of the Committee, or by unanimous agreement reached orally or in writing, but all such action shall be reported in writing to the Board of Directors at the next meeting of the Board.

     2.   Other Committees. The Board of Directors may designate one or more
          ----------------
other committees, each consisting of two or more Directors, which shall have such powers as may be specified by resolution of the Board.

     3.   Meetings. The Executive Committee and any other committees shall meet
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at stated times or at the call of any of its members. Each committee shall keep regular minutes of its proceedings, shall report the same to the Board of Directors, and shall fix its rules of procedure. Except as provided in paragraph 1(c) of this Section VI, an affirmative vote of a majority of the whole committee shall be necessary for the action of the committee.

                                  SECTION VII

                    Compensation of Officers and Employees

     The salary, compensation, allowances, and emoluments of Officers, Directors, agents and employees of the Corporation shall be fixed by the Board of Directors of the Executive committee, or by the President or other Officer pursuant to authorization of the Board or the Committee.

                                 SECTION VIII

                                   Officers

     1.   Number and Title. The Officers of the Corporation shall be a
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President, one or more Vice Presidents as may be designated by the Board of
Directors, a Secretary and a Treasurer. There also may be elected an Executive Vice President, one or more Senior Vice Presidents and such other Officers, associates, and assistants under appropriate titles as may be necessary or advisable in the judgment of the Board of Directors. The Officers shall be elected by the Board of Directors at the first meeting of the Board held after the annual election of Directors, or at some adjourned meeting thereof. The President shall be selected from the Board of Directors. All Officers shall hold office at the pleasure of the Board of Directors. Any two offices may be held by the same person. An election of Officers shall be by a majority vote of the Directors present. If any Office becomes vacant for any reason, the vacancy may be filled for the unexpired portion of the term by the Board of Directors at their next meeting, regular or special.

     2.   The President. The President shall be the Chief Executive Officer of
          -------------
the Corporation with the following powers, functions and duties:

               (a) Under the direction of the Board of Directors, he shall have general supervision and management of the property, affairs and business of the Corporation;

               (b) He shall have the general supervision and direction of the staff and operating Officers of the Corporation, and he shall see that their duties are properly performed;

               (c) He shall see that all orders and resolutions of the Board of Directors are carried into effect;

               (d) He shall execute and acknowledge all contracts, agreements, deeds, bonds and mortgages and other obligations and instruments in the name of the Corporation when so authorized by the Board of Directors, and all other papers and documents necessary and proper to be executed in the performance of his duties;

               (e) With the Chairman of the Board, he shall submit an annual report of the operations of the Corporation for the year to the shareholders at their annual meeting, and also to the Board of Directors;

               (f)  He shall be ex-officio a member of all standing committees:
                                ----------

               (g) He shall be vested with such other powers of supervision and management and he shall perform such other duties as may be delegated to him by the Board of Directors, or as may devolve upon the Chief Executive Officer of like companies; and

               (h) In the absence or disability of the President, his authority and duties shall be vested in such Officer as may be designated by the Board of Directors or the President, before or after the event.

     3.   Executive Vice President. The Executive Vice President, in addition to
          ------------------------
his other duties as Vice President, shall assist the Chief Executive Officer and the President in supervising and administering the Corporation's business and affairs.

     4.   Senior Vice President. The Senior Vice President(s), in addition to
          ---------------------
his (their) other duties as Vice President(s), shall assist the Chief Executive Officer, the President and/or Executive Vice President in supervising and administering the line and staff organizational functions of the Corporation.

     5.   Vice Presidents. The Vice Presidents shall perform such duties as may,
          ---------------
from time to time, be assigned to them by the Board of Directors or by the President.

     6.   Secretary.  The Secretary shall have the following duties:
          ---------

               (a) He shall attend all meetings of shareholders and of the Board of Directors; and, upon request, he shall also attend meetings of the Executive Committee or standing committees. He shall act as clerk of all meetings of shareholders or Directors, and shall record all notes and proceedings thereof in a minute book to be kept for that purpose; and, upon request, he shall also perform such duties in respect of meetings of the Executive Committee and standing committees.

               (b) He shall attend to the giving and serving of all notices to the shareholders or Directors or other notices required by law, by the Articles of Incorporation, or by these Bylaws.

               (c) He shall have custody of the Corporate Seal, and shall affix the same to contracts, agreements, deeds, bonds, mortgages, and other obligations and instruments of the Corporation requiring a seal, when so authorized by the Board of Directors; and when the seal is so affixed, it shall be attested by his signature, or by the signature of the Treasurer. The Secretary shall execute documents certifying to the authenticity of the Bylaws of the Corporation, resolutions and orders adopted or other action taken by the Board of Directors, the Executive Committee, or Officers of the Corporation, and as to the names and identity of the Directors and the Officers of the
Corporation: Provided, that the Board of Directors may authorize any officer of
             --------
the Corporation to certify to the authenticity of resolutions and orders adopted or other action taken by the Board of Directors or by such Committee.

               (d) He shall have charge of the capital stock books, and such other books and papers as the Board of Directors may prescribe. He shall keep an account of stock registered and transferred in such manner and subject to such regulations as the Board of Directors may prescribe.

               (e) The Secretary shall perform all other functions incident to the office of Secretary, and such other functions as the Board of Directors or the President may prescribe.

     7.   Treasurer.  The Treasurer shall have the following powers and duties:
          ---------

               (a) He shall have custody of the funds and securities of the Corporation, shall keep full and accurate accounts of the receipt and disbursements in books belonging to the Corporation, and shall deposit all monies and other valuable effects belonging to the Corporation in the name to the credit of the Corporation, in such depositories as may be designated by the Board of Directors.

               (b) He shall disburse the funds of the Corporation as may be ordered by the Board of Directors or the President, taking proper vouchers for such disbursements, and shall render to the President and Directors, whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the Corporation, and at the regular meeting of the Board of Directors next preceding the annual shareholders' meeting, he shall make a like report for the preceding year.

               (c) If required by the Board of Directors he shall give the Corporation a bond in sum and form and with security satisfactory to the Board of Directors, for the faithful performance of the duties of his office and the restoration of the Corporation, in case of his death, resignation or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession, belonging to the Corporation.

               (d) He shall perform such other functions as the Board of Directors may from time to time prescribe.

     8.   Assistant and Associate Officers. The Board of Directors may designate
          --------------------------------
and appoint such assistant or associate officers as may be deemed desirable who shall aid the superior officer in his functions and duties, and perform such other duties as may be prescribed by the Board of Directors, the President or the superior officer. In the absence or disability of the superior officer, his associate or assistant shall perform his functions, but the Board of Directors may delegate any or all of the functions of the office to any other officer or Director.

     9.   Execution of Instruments. All contracts, deeds, agreements, releases,
          ------------------------
assignments, transfers, and other instruments in the name of the Corporation shall be executed by such officer or officers as the Board of Directors may designate, but in the absence of such designation, they shall be signed by the President or Vice President, and by the Secretary or Treasurer.


                                  SECTION IX

                          Bank and Custodian Accounts

     1.   Bank Accounts. All monies belonging to the Corporation shall be
          -------------
deposited to the credit of the Corporation in such depositories as may be designated from time to time by the Board of Directors or as may be designated by the President under delegation from the Board of Directors. All checks, drafts and orders for the payment of money from any such depository shall be signed by such persons as the Board may designate, or as the President may designate under delegation from the Board of Directors. All checks shall be made payable to the order of the person or persons entitled to receive the money, and no check shall be signed in blank.

     2.   Securities. The stocks, bonds, debentures, mortgages and any other
          ----------
securities of the Corporation shall be deposited for safekeeping in a custodian account with such banking institution as the Board of Directors may designate, and shall be withdrawn only upon the signed order or direction of such officer or officers as may be designated by the Board of Directors.


                                   SECTION X

                                 Capital Stock

     1.   Stock Certificates. The certificates for the capital stock of the
          ------------------
Corporation shall be numbered consecutively and shall be entered in the books of the Corporation as they are issued. Each certificate shall exhibit the holder's name and shall certify the number of shares of stock owned by him and represented thereby. Each certificate shall be signed in the name of the Corporation by the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, and the Corporate Seal shall be affixed thereto. If a transfer agent is appointed, the certificates shall be countersigned by such transfer agent and if authorized by the Board of Directors, the facsimile signatures of the corporate officers and the facsimile Corporate Seal may be used.

     2.   Transfer Agent. The Board may appoint a transfer agent for the capital
          --------------
stock of the Corporation who shall keep a record of the issuance, transfer and ownership of such stock, countersign the stock certificates and perform such other duties as are normally performed by the transfer agent or like companies. All transfers of stock shall be made upon the books of the Corporation by the holder of the shares in person or by his lawfully constituted representative, upon surrender of the certificate of stock for cancellation.

     3.   Lost Certificate. If a certificate of stock be lost or destroyed,
          ----------------
another may be issued in its stead upon proof of such loss or destruction and the giving of a satisfactory bond of indemnity, in an amount sufficient to indemnify the Corporation against any claim. A new certificate may be issued without requiring bond when (a) in the judgment of the Board of Directors, it is proper to do so, or (b) upon authorization by the President, provided a properly executed indemnification agreement is obtained from the transfer agent. Any such certificate shall be plainly marked "Duplicate" upon its face.

     4.   Transfer of Stock. The capital stock of the Corporation shall be
          -----------------
transferable only upon the books of the Corporation, by the holder of the shares in person or by his lawfully constituted representative, upon endorsement and surrender of the certificate to the Corporation or to its transfer agent for cancellation. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares fully endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

     5.   Partly Paid Shares. Certificates may be issued for partly paid shares
          ------------------
and in such case upon the face or back of the certificates issued to represent any such partly paid shares, the total amount of the consideration to be paid therefor, and the amount paid thereon shall be specified.

                                  SECTION XI

                          Fractional Shares and Scrip

     1.   Fractional Shares. Fractional shares of stock may be issued if
          -----------------
authorized by the Board of Directors. A fractional share of stock shall not be entitled to any vote nor to receive dividends, unless the Board of Directors expressly so provides.


     2.   Fractional Scrip. The Board of Directors may, in its discretion,
          ----------------
authorize the issuance of certificates for fractional scrip or other evidence of ownership in lieu of a fractional share, which shall entitle the holder thereof to receive a certificate for a full share upon the surrender of such scrip or evidence of ownership aggregating a full share, but which shall not, unless otherwise provided by the Board of Directors, entitle the holder to vote or to receive dividends. The Board of Directors may cause such scrip or evidence of ownership to be issued subject to the condition that it shall become void if not exchanged for certificates of full shares before a specified date, or subject to the condition that the shares for which such scrip or evidence of ownership is exchangeable may be sold by the Corporation and the proceeds thereof distributed to the holders of such script or evidence of ownership, or subject to any other conditions that the Board of Directors shall deem advisable.

                                  SECTION XII

                            Shareholders of Record

     1.   Record Owners. The Corporation shall be entitled to treat the holder
          -------------
of record of any share or shares of stock as the holder in fact thereof, and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof, save as expressly provided by law.

     2.   Closing Transfer Books. The Board of Directors may, in its discretion,
          ----------------------
close the stock transfer books of the Corporation for a period not exceeding fifty (50) days preceding the date of any meeting of the shareholders, or the date for payment of any dividend, or the date for the allotment of rights, or the date when any change, conversion, or exchange of capital stock shall go into effect, or a date for obtaining the consent of the shareholders for any purpose.

     3.   Record Date for Shareholders. In lieu of closing the stock transfer
          ----------------------------
books as aforesaid, the Board of Directors may fix in advance a date not exceeding fifty (50) days preceding the date of any meeting of shareholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change, conversion, or exchange of capital stock shall go into effect, or a date in connection with obtaining the consent of shareholders for any purpose, as a record date for the determination of the shareholders entitled to notice of, and to vote at, any such meeting and any adjournment thereof, or entitled to receive and exercise the other rights and privileges referred to herein. In such case only shareholders of record on the date so fixed shall be entitled to the notice, voting rights, dividends and other rights and privileges referred to hereinabove, notwithstanding the transfer of any stock on the books of the Corporation after such date.

                                 SECTION XIII

                            Dividends and Reserves

     Dividends upon the capital stock may be declared by the Board of Directors at any regular or special meeting, and may be paid in cash or in property or in shares of the capital stock.

                                  SECTION XIV

                        Fiscal Year: Books and Records

     1.   Fiscal Year. The fiscal year of the Corporation shall begin on the
          -----------
first day of January and end on the thirty-first day of the succeeding December.

     2.   Books and Records. The books, records and accounts of the Corporation
          -----------------
shall be kept at its office in the City of Virginia Beach, Virginia.

     3.   Stock Book. The Secretary shall keep a book containing the names of
          ----------
all persons, alphabetically arranged, who are or shall within six (6) years have been shareholders of the Corporation, and showing their place of residence, the number of shares of capital stock held by them, respectively, the time when they became owners of such shares, and the amount of capital stock actually paid in.

     4.   Inspection.
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               (a)  The stock book described in paragraph 3 of this Section XIV shall, during the usual business hours of the day, on every business day, be kept open for inspection at the principal office of the Corporation, by shareholders and creditors of the Corporation and their personal representatives, who may make extracts from such book.

               (b) In respect to all other accounts and books of the Corporation, the Board of Directors shall determine from time to time the conditions and regulations governing inspection by shareholders, subject to such right of inspection as may be granted by law.

                                  SECTION XV

                                    Notices

     1.   Form. Whenever under the provisions of the statutes, the Certificate
          ----
of Incorporation or these Bylaws notice is required to be given to any shareholder, Director, or officer, it shall not be construed to require personal notice, but such notice may be given:

               (a) In writing by mail, by depositing the same in the post office or letter-box in a postpaid, sealed wrapper, addressed to such shareholder, Director or Officer at such address as appears for him on the books of the Corporation, or if there be no such address, then at his last known address; or

               (b) By telegram addressed as aforesaid and sent prepaid in the customary manner.

     Any such notice shall be deemed to be given at the time that the same shall be thus mailed or telegraphed.

     2.   Waiver. Wherever any notice is required to be given under the
          ------
provisions of the statutes or of the Certificate of Incorporation, or of these Bylaws, a waiver whereof in writing signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.


                                  SECTION XVI

                   Indemnification of Directors and Officers

     The Corporation may, in the sole discretion of the Board, purchase and maintain insurance on behalf of any person who is or was a Director or Officer of the Corporation, or is or was serving at the request of the Corporation as a Director or Officer of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such.


                                 SECTION XVII

                              Amendment of Bylaws

     These Bylaws may be supplemented, amended, altered, or repealed (1) by the affirmative vote of the holders of a majority of the stock entitled to vote thereat at any regular meeting of the shareholders, or at any special meeting of the shareholders if notice of the proposed action in respect of the Bylaws be contained in the notice of the meeting; or (2) by the affirmative vote of a majority of the whole Board of Directors at a regular or special meeting.